EXHIBIT 21.1

                    SUBSIDIARIES OF STATE STREET CORPORATION

        The following table sets forth the name of each subsidiary and the state or other jurisdiction of its organization. Certain subsidiaries of State Street have been omitted in accordance with the SEC rules because, when considered in the aggregate, they did not constitute a "significant subsidiary" of State Street.

                                                                                   State or
                                                                                 Jurisdiction
Name                                                                            of Organization
----                                                                            ---------------
State Street Bank and Trust Company .......................................     Massachusetts
     State Street Boston Leasing Company, Inc. ............................     Massachusetts
     State Street California Inc. .........................................     Massachusetts
     State Street Massachusetts Securities Corporation ....................     Massachusetts
     State Street Video Services Inc. .....................................     Massachusetts
          High Street Investments, Inc. ...................................     Massachusetts
     Investors Fiduciary Trust Company  ...................................     Missouri
     Princeton Financial Systems, Inc. ....................................     Delaware
     Wellspring Resources, LLC ............................................     Florida
     State Street Brokerage Services, Inc. ................................     Massachusetts
     State Street International Holdings ..................................     Massachusetts
          State Street Australia Limited ..................................     New South Wales
          State Street Bank GmbH ..........................................     Germany
          State Street Bank Luxembourg, S.A. ..............................     Luxembourg
          State Street Banque, S.A. .......................................     France
          State Street Trust Company, Canada  .............................     Canada
          State Street Trust and Banking Company Limited ..................     Japan
          State Street Fund Services Toronto, Inc. ........................     Canada
          State Street Global Advisors (Japan) Co. Ltd. ..... .............     Japan
          European Financial Data Services Limited (50% owned) ............     United Kingdom
          State Street Bank Europe, Limited ...............................     United Kingdom
               State Street Global Advisors Ireland Limited ...............     Ireland
               State Street Global Advisors, United Kingdom, Limited ......     United Kingdom
               State Street Global Investment GmbH ........................     Germany
               State Street Trustees Limited ..............................     United Kingdom
SSB Investments, Inc. .....................................................     Massachusetts
SSB Realty, LLC ..........................................................      Delaware
State Street Global Advisors, Inc. ........................................     Delaware
     State Street Global Advisors, Australia, Limited .....................     Australia
     Street Street Global Advisors (HK) Ltd. ..............................     Hong Kong
State Street Institutional Capital A  .....................................     Delaware
State Street Institutional Capital B  .....................................     Delaware
State Street Capital Trust I ..............................................     Delaware
Boston Financial Data Services (50% owned) ................................     Massachusetts

All of the above wholly-owned subsidiaries are included in the consolidated financial statements for State Street.